Exhibit 99.1
CHURCH BAY LIMITED
(formerly AMPG (1992) LIMITED)
ABN 42 000 488 362
FINANCIAL REPORT
31 DECEMBER 2007
Contents:

Page
Financial Report
Financial Statements
- Income Statement	1
- Balance Sheet	2
- Statement of Changes in Equity	3
- Cash Flow Statement	4
Notes to the Financial Statements	5
Report of Independent Auditors	32

Church Bay Limited (formerly AMPG(1992) Limited)
Income Statement
For the year ended 31 December 2007

		2007	2006
	Notes	$	$

Direct premium revenue		5,327	7,064
Outwards reinsurance premium expense		533	1,078

Net premium revenue	4	4,794	5,986

Direct claims benefit		(51,042)	(67,239)
Reinsurance and other recoveries (expense)		(17,623)	(13,017)

Net claims incurred	5	(33,419)	(54,222)

Other underwriting Income		8,695	—

Underwriting result		46,908	60,208
Net investment revenue	6	445,035	494,893
General administration expenses	7	135,067	131,995

Net profit before tax		356,876	423,106

Income tax expense attributable to operating profit	8	125,684	111,429

Net profit attributable to members of Church Bay Limited (formerly AMPG(1992) Limited)		231,192	311,677

The above Income Statement should be read in conjunction with the accompanying notes.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	1 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Balance Sheet
As at 31 December 2007

		2007	2006
	Notes	$	$

Current Assets
Cash and cash equivalents	22	6,878,030	6,854,659
Receivables	9	74,202	39,955
Reinsurance & other recoveries receivable	10	14,706	24,613
Other Financial assets	11	446,009	466,353
Other	12	2,592	533

Total Current Assets		7,415,539	7,386,113

Non-Current Assets
Reinsurance & other recoveries receivable	10	10,789	18,505
Deferred tax assets	8	21,894	22,208

Total Non-Current Assets		32,683	40,713

Total Assets		7,448,222	7,426,826

Current Liabilities
Unearned premium liability	13	—	2,523
Outstanding claims liability	14	31,958	53,216
Payables	15	10,000	11,892
Current tax liability		122,397	276,904

Total Current Liabilities		164,355	344,535

Non-Current Liabilities
Unearned premium liability	13	—	2,805
Outstanding claims liability	14	10,789	40,573
Deferred tax liabilities	8	15,734	12,761

Total Non-Current Liabilities		26,523	56,139

Total Liabilities		190,878	400,674

Net Assets		7,257,344	7,026,152

Shareholders’ Equity
Issued Capital	16	41,784,468	41,784,468
Accumulated losses		(34,527,124)	(34,758,316)

Total Shareholders’ Equity		7,257,344	7,026,152

The above Balance Sheet should be read in conjunction with the accompanying notes.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	2 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Statement of Changes in Equity
For the year ended 31 December 2007

	Issued Capital	Accumulated	Total
		Losses
	$	$	$

Balance as at 1 January 2007	41,784,468	(34,758,316)	7,026,152
Net Profit after income tax	—	231,192	231,192

Balance as at 31 December 2007	41,784,468	(34,527,124)	7,257,344

Balance as at 1 January 2006	62,526,468	(35,069,992)	27,456,476
Net Profit after income tax	—	311,676	311,676
Other changes in equity	(20,742,000)	—	(20,742,000)

Balance as at 31 December 2006	41,784,468	(34,758,316)	7,026,152

The above Statement of Changes in Equity should be read in conjunction with the accompanying notes.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	3 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Cash Flow Statement
For the year ended 31 December 2007

		2007	2006
	Notes	$	$

Cash flows from operating activities
Receipts from customers and reinsurers		2,010	411,364
Claims paid		(1)	—
Payments to customers, suppliers and employees		(116,300)	(116,478)
Interest received		414,567	371,319
Income tax paid		(276,905)	(1,208,351)

	22	23,371	(542,146)

Cash flows from financing activities

Repayment of loan from related party		—	20,742,000
Payment for capital reduction		—	(20,742,000)

		—	—

Net increase in cash held	22	23,371	(542,146)

Cash at the beginning of the year		6,854,659	7,396,805

Cash at the end of the year		6,878,030	6,854,659

The above Cash Flow Statement should be read in conjunction with the accompanying notes.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	4 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Preparation
This Financial Report, comprising the financial statements and the notes thereto, complies with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Where necessary, comparative information has been reclassified to be consistent with current period disclosures.
The Financial Report has been prepared in accordance with the historical cost convention except for investments, which have been measured at fair value.
Accounting judgements and estimates
In the course of its operations the company applies judgements and makes estimates that affect the amounts recognised in the financial report. Estimates are based on a combination of historical experience and expectations of future events that are believed to be reasonable at the time.
Accounting Standards issued but not yet effective
Accounting Standards that have recently been issued or amended but are not yet effective have not been adopted for the reporting period ending 31 December 2007, except IFRS8 Operating Segments. The adoption of IFRS8 has removed the requirement for Operating Segment disclosures in this Financial Report.
When applied in future periods, all other recently issued or amended standards are not expected to have a material impact on the company’s results or financial position; however they may impact Financial Report disclosures.
Changes in accounting policy
Since 1 January 2007, the company has adopted a number of Accounting Standards and Interpretations which were mandatory for annual periods beginning on or after 1 January 2007. Adoption of these Standards and Interpretations has not had any effect on the financial position or performance of the Company.
Operating revenue
Operating revenue comprises general insurance earned premiums, recoveries, interest income and investment income. Investment income is brought to account on an accrual basis.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	5 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Premium revenue and unearned premium
(i) Premium revenue
Premium revenue comprises premium from direct business.
Premium revenue comprises amounts charged to the policyholder or other insurers, excluding stamp duties, GST and other amounts collected on behalf of third parties. The earned portion of premiums received and receivable is recognised as operating revenue.
Premium revenue is recognised in the income statement when it has been earned. Premium revenue is recognised in the income statement from the attachment date over the period of the contract. Where time does not approximate the pattern of risk, previous claims experience is used to derive the incidence of risk.
The proportion of premium received or receivable not earned in the income statement at the reporting date is recognised in the balance sheet as an unearned premium liability. Actuarial techniques are used to estimate the ultimate premium and are based on historical premium booking patterns.
(ii) Unearned premiums
Unearned premiums represent premium revenue attributable to future accounting periods. Unearned premium is determined by apportioning the premiums written in the year over the period of insurance cover, reflecting the pattern in which risk emerges under these policies.
Outward reinsurance premium expense and deferred reinsurance premium
Premiums ceded to reinsurers are recognised as an expense over the period of cover using the methods applicable to premium revenue as set out above.
Outstanding claims
The liability for outstanding claims is measured as the best estimate of the present value of expected future payments against claims incurred at the reporting date under general insurance contracts issued by the Company, with an additional risk margin to allow for the inherent uncertainty in the best estimate.
The expected future payments include those in relation to claims reported but not yet paid; claims incurred but not reported (IBNR), claims incurred but not enough reported (IBNER) and anticipated claims handling costs.
Claims handling costs include costs that can be associated directly with individual claims, such as legal and other professional fees, and costs that can only be indirectly associated with individual claims, such as claims administration costs.
The expected future payments are discounted to present value using a risk free rate.
A risk margin is applied to the outstanding claims liability, net of reinsurance and other recoveries, to reflect the inherent uncertainty in the central estimate. This risk margin increases the probability that the net liability is adequately provided for to a 75% confidence level.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	6 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Reinsurance and other recoveries
Reinsurance and other recoveries consist of receivables on paid claims and outstanding claims, and are recognised as revenue when claims are paid or the outstanding claim is raised. Reinsurance receivables are discounted to present value consistent with the discounting of outstanding claims set out above.
Investment income
Interest income is recognised in the income statement on an effective interest method when the entity obtains control of the right to receive the revenue.
Realised gains and losses represent the change in value between the previously reported value and the amount received on sale of the asset. Unrealised gains and losses represent changes in the fair value of financial assets recognised in the period.
Assets backing general insurance liabilities
The Company has determined that all assets are held to back general insurance liabilities on the basis that all assets of the Company are available for the settlement of claims if required.
The following policies apply:
Financial assets
Financial assets are designated at fair value through profit or loss. Initial recognition is at cost in the balance sheet and subsequent measurement is at fair value with any resultant unrealised gains or losses recognised in the income statement. Details of fair value for the different types of financial assets are listed below:
Cash and cash equivalents
Cash and cash equivalents comprise cash on hand that is available on demand and deposits held at call with financial institutions. Cash and cash equivalents are carried at fair value, being the principal amount. For the purposes of the cash flow statement, cash also includes other highly liquid investments not subject to significant risk of change in value.
Debt securities
Debt securities are initially recognised at fair value, representing the purchase cost of the asset exclusive of any transaction costs. Debt securities are subsequently measured at fair value, with any realised and unrealised gains or losses arising from changes in the fair value being recognised in the income statement for the period in which they arise. The fair value of a traded interest bearing security reflects the bid price at balance date. Interest bearing securities that are not frequently traded are valued by discounting the estimated recoverable amounts, using prevailing interest rates.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	7 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Taxes
Income tax
Income tax expense is the tax payable on taxable income for the current period based on the income tax rate for each jurisdiction, adjusted by changes in deferred tax assets and liabilities attributable to: (i) temporary differences between the tax bases of assets and liabilities and their balance sheet carrying amounts, and (ii) unused tax losses.
Deferred tax
Deferred tax assets and liabilities are recognised for temporary differences at the tax rates expected to apply when the assets are recovered or liabilities are settled, based on those tax rates which are enacted or substantively enacted for each jurisdiction.
The relevant tax rates are applied to the cumulative amounts of deductible and taxable temporary differences to measure the deferred tax asset or liability. An exception is made for certain temporary differences arising from the initial recognition of an asset or a liability. No deferred tax asset or liability is recognised in relation to these temporary differences if they arose in a transaction, other than a business combination, that at the time of the transaction did not affect either accounting profit or taxable profit or loss.
Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.
Deferred tax liabilities and assets are not recognised for temporary differences between the carrying amount and tax bases of investments in controlled entities where the parent entity is able to control the timing of the reversal of the temporary differences and it is probable that the differences will not reverse in the foreseeable future. The tax impact on income and expense items recognised directly in equity is also recognised directly in equity.
Tax Consolidation
AMP Limited, Church Bay Limited (formerly AMPG(1992) Limited) and certain other wholly owned controlled entities of AMP Limited comprise a tax-consolidated group of which AMP Limited is the head entity. The implementation date for the tax-consolidated group was 30 June 2003.
Under tax consolidation, AMP Limited as head entity, assumes the following balances from subsidiaries within the tax-consolidated group:
(i) Current tax balances arising from external transactions recognised by entities in the tax-consolidated group occurring after the implementation date, and;
(ii) Deferred tax assets arising from unused tax losses and unused tax credits recognised by entities in the tax-consolidated group occurring after the implementation date.
A tax funding agreement has been entered into by the head entity and the controlled entities in the tax-consolidated group. Controlled entities in the tax-consolidated group will continue to be responsible, by the operation of the tax funding agreement, for funding tax payments required to be made by the head entity arising from underlying transactions of the controlled entities. Controlled entities will make (receive) contributions to (from) the head entity for the balances recognised by the head entity described in (i) and (ii) above. The contributions will be calculated in accordance with the tax funding agreement.
Assets and liabilities which arise as a result of differences between the periods in which the underlying transactions occur, and the period in which the funding payments under the tax funding agreement are made, are recognised as intercompany balances receivable and payable in the balance sheet. The recoverability of balances arising from the tax funding arrangements is based on the ability of the tax-consolidated group to utilise the amounts recognised by the head entity.
The entity will be required to make a payment to terminate its liability under the tax funding agreement if it leaves the tax consolidation group.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	8 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Goods and services tax
All revenues, expenses and assets are recognised net of any GST paid, except where they relate to products and services which are input taxed for GST purposes or the GST incurred is not recoverable from the relevant tax authorities. In such circumstances, the GST paid is recognised as part of the cost of acquisition of the assets or as part of the particular expense.
Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from or payable to the tax authorities is included as a receivable or payable in the balance sheet.
Cash flows are reported on a gross basis reflecting any GST paid or collected. The GST component of cash flows arising from investing or financing activities which are recoverable from, or payable to, local tax authorities are classified as operating cash flows.
Foreign currency transactions and translation
Functional and Presentation currency
Items included in the financial statements are measured using the currency of the primary economic environment in which that entity operates (the functional currency). The presentation currency of this financial report, and the functional currency of the parent entity, is Australian dollars.
Transactions and balances
Income and expense items denominated in a currency other than the functional currency are translated at the spot exchange rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at balance sheet date, with exchange gains and losses recognised in the income statement. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.
Receivables
Receivables are financial assets and are measured at fair value. Given the short-term nature of most receivables, the recoverable amount approximates fair value.
Payables
Creditors and accruals are recognised as liabilities for amounts to be paid in the future for goods and services received, whether or not billed to the entity.
Amounts Due To or From Related Parties
Amounts are carried at fair value being nominal amounts due and payable. Interest is taken up as income on an accrual basis. A provision for impairment is recognised when there is objective evidence that the related party will not be able to pay its debt.
Issued Capital
Issued and paid up capital is recognised at the fair value of the consideration received by the company.
Any transaction costs arising on the issue of ordinary shares are recognised directly in equity as a reduction of the share proceeds received.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	9 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
2. CRITICAL ACCOUNTING JUDGEMENTS AND ESTIMATES
The Company makes estimates and assumptions in respect of certain key assets and liabilities. Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The key areas in which critical estimates and judgements are applied are described below.
(a) The ultimate liability arising from claims made under insurance contracts
Provision is made at the year end for the estimated cost of claims incurred but not settled at the balance sheet date, including the cost of claims incurred but not yet reported to the Company.
The estimated cost of claims includes direct expenses to be incurred in settling claims gross of the expected value of salvage and other recoveries. The Company takes all reasonable steps to ensure that it has appropriate information regarding its claims exposures. However, given the uncertainty in establishing claims provisions, it is likely that the final outcome will prove to be different from the original liability established.
The estimation of claims incurred but not reported (“IBNR”) is generally subject to a greater degree of uncertainty than the estimation of the cost of settling claims already notified to the Company, where more information about the claim event is generally available. IBNR claims may often not be reported to the insurer until many years after the events giving rise to the claims has happened. In calculating the estimated cost of unpaid claims the Company uses a variety of estimation techniques, generally based upon statistical analyses of historical experience, which assumes that the development pattern of the current claims will be consistent with past experience. Allowance is made, however, for changes or uncertainties which may create distortions in the underlying statistics or which might cause the cost of unsettled claims to increase or reduce when compared with the cost of previously settled claims including:
•	changes in the legal environment

•	changes in the economic environment

•	the impact of large losses

•	movements in industry benchmarks
A component of these estimation techniques is usually the estimation of the cost of notified but not paid claims. In estimating the cost of these the Company has regard to the claim circumstance as reported, any information available from loss adjusters and information on the cost of settling claims with similar characteristics in previous period.
Provisions are calculated gross of any reinsurance recoveries. A separate estimate is made of the amounts that will be recoverable from reinsurers based upon the gross provisions.
Details of specific assumptions used in deriving the outstanding claims liability at year-end are detailed below.
(b) Assets arising from reinsurance contracts
Assets arising from reinsurance contracts are also calculated using the above methods. In addition, the recoverability of these assets is assessed on a periodic basis to ensure that the balance is reflective of the amounts that will ultimately be received, taking into consideration factors such as counterparty and credit risk. Impairment is recognised where there is objective evidence that the Company may not receive amounts due to it and these amounts can be reliably measured.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	10 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
2. CRITICAL ACCOUNTING JUDGEMENTS AND ESTIMATES (continued)
(c) Process used to determine assumptions
The company wrote one class of business: lenders mortgage insurance. Lenders mortgage insurance is short tail in nature, meaning that claims are typically settled within one year of being reported. Claims estimates are derived from analysis of the results of several different actuarial models. These models take past defaults and claim payments into account and assume that reported claims will develop steadily from period to period. Other models apply a loss ratio to each loan that reflects loan data, past claims experience and industry benchmarks.
A description of the processes used to determine these assumptions is provided below:
Average weighted term to settlement
The average weighted term to settlement is calculated separately by class of business based on historic settlement patterns.
Reinsurance percentage
The reinsurance percentage is calculated based on past reinsurance recovery rates and the structure of the reinsurance arrangements in place.
Discount rate
Discount rates derived from market yields on Commonwealth Government securities as at the balance date have been adopted.
Expense rate
Claims handling expenses are calculated based on projected costs of administering the remaining claims until expiry.
Average claim amount
The average claim amount is estimated by considering historical settlement amounts, industry benchmarks and sensitivity testing.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	11 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
2. CRITICAL ACCOUNTING JUDGEMENTS AND ESTIMATES (continued)
(d) Sensitivity analysis — insurance contracts
Summary
The Company conducts sensitivity analyses to quantify the exposure to risk of changes in the key underlying variables. The valuations included in the reported results are calculated using certain assumptions about these variables as disclosed above. The movement in any key variable will impact the performance and equity of the Company. The tables below describe how a change in each assumption will affect the insurance liabilities and show an analysis of the sensitivity of the profit/(loss) to changes in these assumptions both gross and net of reinsurance.

Variable	Impact of movement in variable
Average weighted term to settlement	Expected payment patterns are used in determining the outstanding claims liability. A decrease in the average term to settlement rates would lead to claims being paid sooner than anticipated (increase in outstanding claims liability).

Reinsurance percentage	The company assumes money will be recoverable from reinsurers on future claims paid. A decrease in the reinsurance percentage would lead to a reduction in expected recoveries and an increase outstanding claims liability. Similarly, an increase in the reinsurance percentage would result in a reduction in the outstanding claims liability.

Discount rate	The outstanding claims liability is calculated by reference to expected future payments. These payments are discounted to adjust for the time value of money. An increase or decrease in the assumed discount rate will have an opposing impact on outstanding claims liability.

Expense rate	An estimate for the internal costs of administering claims is included in the outstanding claims liability. An increase or decrease in the expense rate assumption would have a corresponding impact on claims expense and outstanding claims liability.

Average claim amount	Average claim size is used in determining the outstanding claim liability. An increase or decrease in the average claim amount assumption would have a corresponding impact on the outstanding claims liability.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	12 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
2. CRITICAL ACCOUNTING JUDGEMENTS AND ESTIMATES (continued)
The company successfully commuted its portfolio with AMP Bank Ltd. As a result the only remaining risk is 100% reinsured. There is no impact to profit or loss from changes in variables and therefore no impact to the financial statements.
2006

Variable	Change in	Assumption at 12/06		Change in Shareholder
	Variable			Profit/(loss) (after tax)
		Gross	Net	Gross $	Net $
Average weighted term to settlement	+0.5yr	1.06yr	1.02yr	—	—
	-0.5yr			—	—

Reins % (as % of Gross Outstanding Claims)	+1%	n/a	99.8%	—	—
	-1%			—	—

Discount Rate	+1%	5.9%	5.9%	—	—
	-1%			—	—

Expense Rate (as % of Outstanding Claims)	+1%	97%	83%	(305)	—
	-1%			305	—

Average Claim Amount	+10%	20,216	n/a	(3,194)	(35)
	-10%			3,194	35

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	13 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
3. EVENTS OCCURRING AFTER THE REPORTING DATE
On 11 December 2007 a Sale and Purchase Agreement was entered into by the ultimate parent AMP Limited and Enstar Australia Holdings Pty Ltd for the sale of the entity.
The sale was subject to a number of conditions including regulatory approval by the Australian Prudential Regulatory Authority (APRA) who subsequently approved the Sale Agreement on 22 February 2008. The sale was then completed on 5 March 2008. Enstar Australia Holdings Pty Ltd assumed ownership of the company at this point.
4. NET PREMIUM REVENUE

	2007	2006
	$	$

Movement in unearned premiums	5,327	7,064

Premium revenue	5,327	7,064
Outwards reinsurance premiums	533	1,078

Net premium revenue	4,794	5,986

5. NET CLAIMS INCURRED

	2007			2006
	Current	Prior years	Total	Current	Prior	Total
	year			year	years
	$	$	$	$	$	$
Gross claims expense
Gross claims incurred — undiscounted	—	(51,042)	(51,042)	—	(67,239)	(67,239)

Discount movement	—	—	—	—	—	—

	—	(51,042)	(51,042)	—	(67,239)	(67,239)

Reinsurance and other recoveries revenue
Reinsurance and other recoveries — undiscounted	—	17,623	17,623	—	13,017	13,017

Discount movement	—	—	—	—	—	—

	—	17,623	17,623	—	13,017	13,017

Net claims incurred	—	(33,419)	(33,419)	—	(54,222)	(54,222)

Current year claims relate to risks borne in the current financial year. Prior year claims relate to a reassessment of the risks borne in all previous financial years.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	14 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
6. NET INVESTMENT REVENUE

	2007	2006
	$	$
Investment income
Interest	455,898	415,805
Interest from related parties
— other related parties	—	84,224
Changes in fair value of investments
Unrealised	(10,863)	(5,136)

Total net investment revenue	445,035	494,893

7. General Administration Expenses

Expenses by Nature	2007	2006
	$	$

Net gain on foreign currency	9,567	15,849
Other management fees	100,000	100,000
External consultant costs	20,000	10,000
Other expenses	5,500	6,146

Total Expenses	135,067	131,995

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	15 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
8. INCOME TAX
(a) Analysis of income tax expense

	2007	2006
	$	$

Current tax	101,822	267,409
Decrease in deferred tax assets	314	9,270
Increase/(Decrease) in deferred tax liabilities	2,974	(165,250)
Under provided in previous years	20,574	—

Income tax expense	125,684	111,429

(b) Relationship between income tax expense and accounting profit
The table below provides a reconciliation of differences between prima facie tax calculated as 30% of the profit before income tax for the period and the actual income tax expense recognised in the income statement for the period.
In respect of income tax expense attributable to shareholders, the tax rate which applies in both 2007 and 2006 is 30% for Australia.

	2007	2006
	$	$

Operating profit before income tax	356,876	423,106

Prima facie income tax at the rate of 30%	107,063	126,932

Tax effect of differences between amounts of income and expenses recognised for accounting and the amounts deductible/assessable in calculating taxable income:
Non assessable income	—	(6,717)
Under provided in prior years — deferred tax balances	20,574	—
All other items	(1,953)	(8,786)

Income tax expense per income statement	125,684	111,429

(c) Analysis of deferred tax asset
Amounts recognised in income:
- Indirect Claims Costs Adjustments	5,176	14,618
- Accrued Expenses	3,000	—
- Unrealised gains/losses	13,718	7,590

Total deferred tax assets	21,894	22,208

(d) Analysis of deferred tax liability
Amounts recognised in income
- Accrued Interest Receivable	15,734	12,761

Total deferred tax liability	15,734	12,761

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	16 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
9. RECEIVABLES

	2007	2006
	$	$

Current

Interest free advance
- Other related parties	—	1,000
Receivable from related parties
- Other related parties	21,754	—
Other	52,448	38,955

Total receivables	74,202	39,955

10. REINSURANCE AND OTHER RECOVERIES

	2007	2006
	$	$
Expected future reinsurance recoveries undiscounted
- on outstanding claims	25,495	45,548
- Discount to present value	—	(2,431)

Reinsurance and other recoveries receivable	25,495	43,118

Reinsurance recoveries receivable-current	14,706	24,613
Reinsurance recoveries receivable- non current	10,789	18,505

	25,495	43,118

11. OTHER FINANCIAL ASSETS

	2007	2006
	$	$

Current
Quoted Investments- at fair value:
Government bonds	446,009	466,353
Total current investments	446,009	466,353

Total other financial assets	446,009	466,353

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	17 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
12. OTHER ASSETS

	2007	2006
	$	$

Current deferred reinsurance premiums	—	533
Prepayments	2,592	—

Total current other assets	2,592	533

Deferred reinsurance premiums as at 1 January	533	1,611
Earning of reinsurance premiums	(533)	(1,078)

Deferred reinsurance premiums as at 31 December	—	533

13. UNEARNED PREMIUM LIABILITY

	2007	2006
	$	$

Current unearned premium	—	2,523
Non-current unearned premium	—	2,804

Total unearned premium	—	5,327

Unearned premium liability as at 1 January	5,327	12,391
Earning of premiums written in previous periods	(5,327)	(7,064)

Unearned premium liability as at 31 December	—	5,327

The unearned premium liability was found to be sufficient for the current and prior periods, as a result no unexpired risk liability has been raised.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	18 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
14. OUTSTANDING CLAIMS

	2007	2006
	$	$

Central estimate	44,463	95,234
Risk margin	—	1,555

	44,463	96,789
Discount to present value	(1,716)	(3,000)

Gross outstanding claims liability	42,747	93,789

Current	31,958	53,216
Non-current	10,789	40,573

Total outstanding claims	42,747	93,789

Process for determining risk margin
The risk margin was determined, allowing for the uncertainty of the outstanding claims estimate for each portfolio. As the remaining policies are 100% reinsured, with no net exposure, and the claim administration fee is fixed, no risk margin is held for Church Bay Limited (formerly AMPG(1992) Limited).

Risk margins applied	2007	2006

Mortgage insurance	0%	16%
Reconciliation of movement in discounted outstanding claims liability

	2007
	Gross	Reins	Net
	$	$	$
Amount outstanding brought forward	93,789	44,118	49,671
less Claim payments/recoveries received in the period	(1)	—	(1)
Effect of change in discounting	4,464	2,402	2,062
Effect of change in assumptions	(55,505)	(21,025)	(34,480)

Outstanding amount carried forward	42,747	25,495	17,252

	2006
	Gross	Reins	Net
	$	$	$
Amount outstanding brought forward	161,028	57,127	103,901
less Claim payments/recoveries received in the period	—	—	—
Effect of change in discounting	4,384	2,215	2,169
Effect of change in assumptions	(71,623)	(15,224)	(56,399)

Outstanding amount carried forward	93,789	44,118	49,671

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	19 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
Claims Development Table
Current year claims relate to risks borne in the current financial year. Prior year claims relate to a reassessment of the risks borne in all previous financial years.
The Company is closed to new business and there have been no new mortgage insurance contracts issued in the six years prior and to and including this report.
As described in Note 1, the outstanding claims liability is the best estimate of the present value of the expected future payments, after the inclusion of a risk margin. At each balance date, the amount of the liability is reassessed and it is likely that changes will arise in the estimates of liabilities. The table under shows the estimates of total ultimate claims at successive year ends.

	Net	Gross
	$	$
31 December 2001	170,132	31,568,123
31 December 2002	165,072	31,207,548
31 December 2003	155,042	31,150,804
31 December 2004	151,690	31,109,688
31 December 2005	149,957	31,115,553
31 December 2006	149,411	31,120,753
31 December 2007	148,999	31,096,197
Current estimate of cumulative claims	148,999	31,096,197
Cumulative payments	148,999	31,068,987

Undiscounted central estimate	—	27,210

Effect of discounting	—	1,716

Discounted central estimate	—	25,494

Risk margin		0
Claims handling provision		17,253

Outstanding Claims as per the balance sheet		42,747

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	20 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
15. PAYABLES

	2007	2006
	$	$

Current
Other creditors	10,000	8,686
Other borrowings from related parties
— other related parties	—	3,206

	10,000	11,892

16. ISSUED CAPITAL

	2007	2006
	$	$

Paid up capital

62,526,468 ordinary shares at $0.67 each (2006:62,526,468 ordinary shares at $0.67 each)	41,784,468	41,784,468

Movement in share capital
Balance beginning of the year	41,784,468	62,526,468
Capital return 62,526,468 shares at $0.33 each	—	(20,742,000)

	41,784,468	41,784,468

Rights attaching to Ordinary Shares
Ordinary shares attract the following rights:
(a)	to receive notice of and to attend and vote at all general meetings of the Company;

(b)	to receive dividends; and

(c)	in a winding up, to participate equally in the distribution of the assets of the Company (both capital and surplus), subject only to any amounts unpaid on the Share.
17. FRANKING ACCOUNT
The AMP Limited group entered into Tax Consolidation during 2003. Under Tax Consolidation, the franking account balances for group companies were transferred to the Head Entity, AMP Limited.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	21 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
18. KEY MANAGEMENT PERSONNEL
The following individuals were the key management personnel of Church Bay Limited (formerly AMPG(1992) Limited) , for the current and prior reporting periods (unless stated otherwise):

Peter Clarke
Richard Grellman
Paul Leaming	31-12-2007, Appointed
William Roberts
Felix Zaccar
Peter Hodgett	31-12-2007, Resigned
Andrew Mohl	31-12-2007, Resigned
The following table provides aggregate details of the compensation of key management personnel of Church Bay Limited (formerly AMPG(1992) Limited).

	Short-term	Post-	Other
	employee	employment	long-term	Termination	Share-based
	benefits	benefits	benefits	benefits	payments	Total
Year	$	$	$	$	$	$

2007	6,396,418	204,889	—	7,667,817	2,837,771	17,106,895

2006	6,306,101	205,061	—	—	2,318,215	8,829,377
Key management personnel disclosed above, also provided services to other related entities during the year. The above remuneration amounts include all amounts paid for services rendered to related entities and those services rendered to Church Bay Limited (formerly AMPG(1992) Limited).
19. AUDITOR’S FEES
Auditors’ remuneration for the year ended 31 December 2007 is paid on the Company’s behalf by a controlled entity within the AMP Limited Group.
20. CONTINGENT LIABILITIES
There are no contingent liabilities as at 31 December 2007 (2006: Nil).
21. RELATED PARTIES
Transactions between Church Bay Limited (formerly AMPG(1992) Limited) and other related parties during the financial year consisted of:
•	Interest receivable on loans to related parties

•	Payment of management fees for services provided
Controlling Entity
The immediate parent entity as at 31 December 2007 is Shelly Bay Holdings Limited (formerly AMP General Insurance Holdings Limited). AMP Limited is the ultimate parent entity at 31 December 2007.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	22 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
21. RELATED PARTIES (continued)
Directors
The directors of the Company during the financial year, and the dates of appointments and resignations during the year are:

Peter Clarke
Richard Grellman
Paul Leaming	31-12-07, Appointed
William Roberts
Felix Zaccar
Peter Hodgett
Andrew Mohl	31-12-07, Resigned
Other Transactions
The directors and their director related entities receive normal dividends on their ordinary share holdings in AMP Limited.
Other transactions with directors of the Company and their director-related entities.
During the year, transactions were entered into between Directors or their Director related entities and entities within the AMP Limited Group. These transactions are within a normal employee, customer or supplier relationship on terms and conditions no more favourable than those available to other employees, customers or members (unless otherwise described below) and include:
•	normal personal banking with AMP Bank Limited including the provision of credit cards;

•	the purchase of AMP superannuation and related products;

•	Financial investment services;

•	Other advisory services.
These transactions do not have the potential to adversely affect the decisions about the allocation of scarce resources made by users of AMP’s financial statements, or discharge of accountability by the Directors. The transactions are considered to be trivial or domestic in nature.
Transactions within the wholly owned group
The aggregate amounts brought to account in respect of the following types of transactions and each class of related party involved were:
AMP Services Limited and Enstar Australia Ltd (formerly Cobalt Solutions Australia Limited), both related entities within the wholly owned group, provide operational and administrative (including employee related) services to the entity. The services provided are in the normal course of the business and are on normal commercial terms and conditions.
The Company settled an interest-bearing loan to AMP Finance Services Limited, a related entity within the wholly owned group. This transaction was made under normal terms and conditions.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	23 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
21. RELATED PARTIES (continued)
Amounts attributable to transactions with entities in the wholly-owned group
Operating profit before income tax for the financial year includes aggregate amounts attributable to transactions in respect of:

	2007	2006
	$	$

Interest Revenue — other related parties	—	84,224
Management Expense — other related parties	100,000	100,000

Amounts receivable from and payable to entities in the wholly-owned group

Aggregate amounts receivable at balance date from:
Current

Interest receivable — other related parties	—	1,000
Loan — other related parties	—	—

Aggregate amounts payable at balance date from:

Current
Payables — other related parties	—	3,000

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	24 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
22. CASH FLOW RECONCILIATION
(i) Reconciliation of cash

	2007	2006
	$	$

Cash balance comprises:
Cash at call	751,954	728,583
Cash on deposit	6,126,076	6,126,076

	6,878,030	6,854,659

(ii) Reconciliation of net cash flows from operating activities to operating profit after income tax

Operating profit after income tax	231,192	311,676

Changes in net market value of investments	10,863	4,524
FX Gains & Losses	9,567	15,849
Changes in assets and liabilities net of the effects of acquisitions:
(Increase)/ decrease in receivables and other assets	(36,391)	276,522
(Increase)/ decrease in reinsurance and other recoveries receivable	17,623	16,302
Increase/(decrease) in payables	(1,892)	3,206
Increase/(decrease) in current tax liabilities	(154,508)	(940,941)
(Decrease)/ increase in unearned premiums	(5,327)	(7,064)
(Decrease)/ increase in outstanding claims	(51,042)	(67,239)
(Decrease)/ increase in deferred tax liabilities net of future tax benefit	3,286	(155,981)

Net cash inflows / (outflows) from operating activities	23,371	(543,146)

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	25 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
23. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS
The company’s policies and procedures in respect of managing risks are set out in this note below.
The Board has ultimate responsibility for risk management and governance, including ensuring an appropriate risk framework is in place and is operating effectively. There are, however, other bodies and individuals associated with the Company that manage and monitor financial risk.
The Board
The Board is responsible for the approval of policy regarding shareholder capital investment strategy, policyholder asset and liability strategy and setting the financial risk appetite.
The Audit Committee
The Audit Committee is responsible for ensuring the existence of effective financial risk management policies and procedures.
The RMS and REMS identify the Company’s policies and procedures, processes and controls that comprise its risk management and control systems. These systems address all material risks, financial and non-financial, likely to be faced by the Company. Annually, the Board certifies to APRA that adequate strategies have been put in place to monitor those risks, that the Company has systems in place to ensure compliance with legislative and prudential requirements and that the Board has satisfied itself as to the compliance with the RMS and REMS. The RMS and REMS have been approved by both the Board and APRA.
Key aspects of the processes established in the RMS to mitigate risks include:
•	A formal regular process of risk identification and evaluation, supplemented by a documented control assessment process, is completed by management and communicated to the Board in line with the Board approved Risk Management Strategy.

•	Actuarial models, using information from management information systems, to monitor claims patterns and other relevant statistics. Past experience and statistical methods are used as part of the process.

•	The maintenance and use of various specialist information systems, which provide up to date and reliable data on claims liabilities.

•	Documented procedures that are followed by claims staff that are experienced in the various classes of business previously written.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	26 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
23. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS (continued)
Risk and Mitigation
The Company’s activities expose it to a variety of risks.
The major risks associated with insurance contracts include:
a)	Development of claims

There is a possibility that changes may occur in the estimate of our obligations at the end of a contract period. The tables in note 14 show the estimates of total ultimate claims at successive year-ends.

b)	Terms and conditions of direct and inwards reinsurance business

There is limited scope to improve the existing terms and conditions. The company has been in orderly run off since 2000, and no new contracts have been entered into since that time.

c)	Concentration of insurance risk

The exposure to concentrations of insurance risk has been mitigated with the purchase of reinsurance where management believes that the price /risk transfer is suitable.
Financial risks include:
Market risk
a)	Interest rate risk

Interest rate risk arises to the extent that there is a mismatch between the fixed-interest portfolios used to back the outstanding claims liability and those outstanding claims. The interest rate risk is managed by matching the duration profiles of the investments assets and the outstanding claims liability.

The accounting policy notes describe the policies used to measure and report the assets and liabilities of the Company. Where the applicable market value is determined by discounting future cash flows, movements in interest rates will result in a reported unrealised gain or loss in the profit and loss account.

The Company is well capitalized and funds are held in liquid fixed interest term deposits.

Interest rate sensitivity analysis

The following table demonstrates the impact of a 100 basis point change in Australian interest rates, with all other variables held constant, on the company’s shareholder profit after tax. It is assumed that the change occurs as at the reporting date (31 December) and there are concurrent movements in interest rates and parallel shifts in yield curves.

	31 Dec 07	31 Dec 06
	Impact on	Impact on
	Profit after tax	Profit after tax
Change in Variable	$	$
+100 basis points	(7,900)	(8,300)
- 100 basis points	8,000	8,400
b)	Foreign Currency risk analysis

The Company’s financial assets are primarily dominated in Australian dollar with a small exposure in New Zealand Dollars via its branch operations in New Zealand.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	27 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
23. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS (continued)
Liquidity risk
Liquidity risk is the risk that the Company will not be able to met its debt obligations or other cash outflows as they fall due because of lack of liquid assets. The Company manages liquidity risk by maintaining adequate reserves in short term cash. As required by APRA prudential Standard GPS 220, the Company has developed and implemented a risk management strategy which is described earlier in this note to control this risk.
The table below summaries the maturity profile of the company’s financial liabilities at 31 December based on contractual undiscounted obligations.

	31 Dec 07
	Up to 1	More than 1
	year	year	Total

Financial liabilities:
Payables	10,000	—	10,000

Total	10,000	—	10,000

	31 Dec 06
	Up to 1	More than 1
	year	year	Total

Financial liabilities:
Payables	11,892	—	11,892

Total	11,892	—	11,892

Credit risk
Credit risk is the risk of loss that arises from a counterparty failing to meet their contractual commitments in full and on time, or from losses arising from the change in value of traded financial instruments as a result of changes in credit risk on that instrument.
The Company has exposure to the significant counterparty PMI Mortgage Insurance Limited for its reinsurance and ANZ for its investment. Both of these are regularly reviewed and maintained for changes.
Credit exposure by credit rating
The table below provides information regarding the credit risk exposure of the Company by classifying assets according to the Company’s credit rating of counter parties:

	31 Dec 07		31 Dec 06
	Reinsurance &	Financial	Reinsurance &	Financial
	Other Recoveries	Instruments	Other Recoveries	Instruments
	$	$	$	$
AAA	—	—	—	—
AA	25,495	6,930,478	43,118	6,893,614
A	—	—	—	—
BBB	—	—	—	—
Below BBB	—	—	—	—
Not rated	—	21,754	—	1,000

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	28 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
23. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS (continued)
The following table provides an aged analysis of financial assets neither past due or impaired, past due and not impaired and impaired assets. Impairment is calculated in accordance with note 1.
31 Dec 07

	Neither
	past due
	nor	Past due but not impaired
	impaired	<365 days	>365 days	Impaired	Total
Receivables	74,202	—	—	—	74,202
Reinsurance and other recoveries receivable	25,495	—	—	—	25,495
31 Dec 06

	Neither
	past due
	nor	Past due but not impaired
	impaired	<365 days	>365 days	Impaired	Total
Receivables	39,955	—	—	—	39,955
Reinsurance and other recoveries receivable	43,118	—	—	—	43,118
Fair Value
Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which revenue and expenses are recognised, in respect of each class of financial asset, financial liability and other investments are under and in Note 1.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	29 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
23. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS (continued)
Categories of financial instruments

		2007	2006
	Note	$’000	$’000

Financial assets
Fair value through the profit and loss:
Receivables	10	74,202	39,955
Cash & cash equivalents	23	6,878,030	6,854,659
The recorded bid price equates to net fair value for listed debt and equity securities. For derivative contracts, fair value equates to the unrealised gain/loss on the outstanding contract. For the following financial instruments, the cost carrying amount is considered to equate to their fair value:
•	cash deposits
•	receivables
•	payables.
CAPITAL MANAGEMENT
The Company is subject to externally imposed capital management requirements. The Company must comply with Capital requirements as specified under APRA General Insurance Prudential Standards.
The primary capital management objective is to ensure the company will be able to continue as a going concern while minimising excess capital through capital initiatives where appropriate.
The Company’s capital position is monitored by the Company’s Board. There have been no changes in the capital management objectives, policies and processes from the previous period.
The company has at all times during the current and prior financial year complied with the externally imposed capital requirements imposed by Prudential Standard GPS110 and the requirements set out in its insurance license.
The Minimum Capital Requirement (MCR) as a ratio of the Company’s capital base is shown in the table under.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	30 of 32

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2007
23. RISK MANAGEMENT POLICIES AND PROCEDURES & FINANCIAL INSTRUMENTS (continued)

	2007	2006
	$	$

Tier 1 Capital

Paid up ordinary shares	41,784,468	41,784,468

Retained earnings	(34,758,316)	(35,069,992)
Current year earnings	231,193	311,676
Less: Deductions	(6,160)	(9,447)

Net tier 1 capital	7,251,185	7,016,705

Net tier 2 capital	—	—

Total capital base	7,251,185	7,016,705

Minimum capital requirement	5,000,000	5,000,000

Capital adequacy multiple	1.45	1.40

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	31 of 32

Report of Independent Auditors
The Board of Directors of Church Bay Limited (formerly AMPG (1992) Limited)
We have audited the accompanying balance sheets of Church Bay Limited (formerly AMPG (1992) Limited) as of December 31, 2007 and 2006, and the related income statements, statements of changes in equity, and cash flow statements for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Church Bay Limited (formerly AMPG (1992) Limited) at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
/s/ Ernst & Young
Sydney, Australia
May 15, 2008
Liability limited by a scheme
approved under Professional
Standards Legislation

CHURCH BAY LIMITED
(formerly AMPG (1992) LIMITED)
ABN 42 000 488 362
FINANCIAL REPORT
31 DECEMBER 2006
Contents:

Page
Financial Report
Financial Statements
- Income Statement	1
- Balance Sheet	2
- Statement of Changes in Equity	3
- Cash Flow Statement	4
Notes to the Financial Statements	5
Report of Independent Auditors	30

Church Bay Limited (formerly AMPG(1992) Limited)
Income Statement
For the year ended 31 December 2006

		2006	2005
	Notes	$’000	$’000

Direct premium revenue		7	22
Outwards reinsurance premium expense		1	3

Net premium revenue	4	6	19

Direct claims benefit		(67)	(250)
Reinsurance and other recoveries (expense)/ revenue		(13)	9

Net claims incurred	5	(54)	(259)

Underwriting result		60	278

Net investment revenue	6	495	1,497
General administration expenses	7	132	180

Net profit before tax		423	1,595

Income tax expense attributable to operating profit	8	111	482

Net profit attributable to members of Church Bay Limited (formerly AMPG(1992) Limited)		312	1,113

The above Income Statement should be read in conjunction with the accompanying notes.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	1 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Balance Sheet
As at 31 December 2006

		2006	2005
	Notes	$’000	$’000
Current Assets
Cash and cash equivalents	23	6,855	7,397
Receivables	10	40	4,282
Reinsurance & other recoveries receivable	11	25	33
Financial Assets at Fair Value	12	466	474
Other	13	1	1

Total Current Assets		7,387	12,187

Non-Current Assets
Reinsurance & other recoveries receivable	11	19	24
Financial Assets at Fair Value	12	—	16,791
Deferred tax assets	8	22	31
Other	13	—	1

Total Non-Current Assets		41	16,847

Total Assets		7,428	29,034

Current Liabilities
Unearned premium liability	14	3	7
Outstanding claims liability	15	53	93
Payables	16	12	9
Current tax liabilities		277	1,218

Total Current Liabilities		345	1,327

Non-Current Liabilities
Unearned premium liability	14	3	5
Outstanding claims liability	15	41	68
Deferred tax liabilities	8	13	178

Total Non-Current Liabilities		57	251

Total Liabilities		402	1,578

Net Assets		7,026	27,456

Shareholders’ Equity
Issued Capital	17	41,784	62,526
Accumulated losses		(34,758)	(35,070)

Total Shareholders’ Equity		7,026	27,456

The above Balance Sheet should be read in conjunction with the accompanying notes.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	2 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Statement of Changes in Equity
For the year ended 31 December 2006

	Issued Capital	Accumulated	Total
		Losses
	$’000	$’000	$’000

Balance as at 1 January 2006	62,526	(35,070)	27,456
Net Profit after income tax	—	312	312
Other changes in equity	(20,742)	—	(20,742)

Balance as at 31 December 2006	41,784	(34,758)	7,026

Balance as at 1 January 2005	62,526	(36,183)	26,343
Net Profit after income tax	—	1,113	1,113

Balance as at 31 December 2005	62,526	(35,070)	27,456

The above Statement of Changes in Equity should be read in conjunction with the accompanying notes.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	3 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Cash Flow Statement
For the year ended 31 December 2006

		2006	2005
	Notes	$’000	$’000

Cash flows from operating activities
Receipts from customers and reinsurers		412	37
Payments to customers, suppliers and employees		(117)	(178)
Interest received		371	373
Income tax refund/(paid)		(1,208)	272
Goods and Services tax paid		—	3

	23	(542)	507

Cash flows from investing activities
Purchase of investments		—	—

		—	—

Cash flows from financing activities
Repayment of loan from related party		20,742	—
Payment for capital reduction		(20,742)	—

		—	—

Net increase in cash held		(542)	507

Cash at the beginning of the year		7,397	6,890

Cash at the end of the year		6,855	7,397

The above Cash Flow Statement should be read in conjunction with the accompanying notes.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	4 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Preparation
This Financial Report, comprising the financial statements and the notes thereto, complies with International Financial Reporting Standards as issued by the International Accounting Standards Board.
The Financial Report has been prepared in accordance with the historical cost convention except for investments, which have been measured at fair value, and insurance liabilities, which have been discounted to present value.
The principal accounting policies adopted in the preparation of the Financial Report are set out below. These policies have been consistently applied to the current year and comparative period, unless otherwise stated. The same accounting policies and methods of computation are followed by this Financial Report as compared with the 31 December 2005 annual Financial Report. Where necessary, comparative information has been reclassified to be consistent with current period disclosures.
Accounting Standards that have recently been issued or amended but are not yet effective have not been adopted for the reporting period ending 31 December 2006. When applied in future periods, these recently issued or amended standards are not expected to have a material impact on the company’s results or financial position; however they may impact Financial Report disclosures.
Operating revenue
Operating revenue comprises general insurance earned premiums, recoveries, interest income and investment income. Investment income is brought to account on an accrual basis.
Premium revenue and unearned premium
(i) Premium revenue
Premium revenue comprises premium from direct business.
Premium revenue comprises amounts charged to the policyholder or other insurers, excluding stamp duties, GST and other amounts collected on behalf of third parties. The earned portion of premiums received and receivable is recognised as operating revenue.
Premium revenue is recognised in the income statement when it has been earned. Premium revenue is recognised in the income statement from the attachment date over the period of the contract. Where time does not approximate the pattern of risk, previous claims experience is used to derive the incidence of risk.
The proportion of premium received or receivable not earned in the income statement at the reporting date is recognised in the balance sheet as an unearned premium liability. Actuarial techniques are used to estimate the ultimate premium and are based on historical premium booking patterns.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	5 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
(ii) Unearned premiums
Unearned premiums represent premium revenue attributable to future accounting periods. Unearned premium is determined by apportioning the premiums written in the year over the period of insurance cover, reflecting the pattern in which risk emerges under these policies.
Outward reinsurance premium expense and deferred reinsurance premium
Premiums ceded to reinsurers are recognised as an expense over the period of cover using the methods applicable to premium revenue as set out above.
Outstanding claims
The liability for outstanding claims is measured as the best estimate of the present value of expected future payments against claims incurred at the reporting date under general insurance contracts issued by the Company, with an additional risk margin to allow for the inherent uncertainty in the best estimate.
The expected future payments include those in relation to claims reported but not yet paid; claims incurred but not reported (IBNR), claims incurred but not enough reported (IBNER) and anticipated claims handling costs.
Claims handling costs include costs that can be associated directly with individual claims, such as legal and other professional fees, and costs that can only be indirectly associated with individual claims, such as claims administration costs.
The expected future payments are discounted to present value using a risk free rate.
A risk margin is applied to the outstanding claims liability, net of reinsurance and other recoveries, to reflect the inherent uncertainty in the central estimate. This risk margin increases the probability that the net liability is adequately provided for to a 75% confidence level.
Reinsurance and other recoveries
Reinsurance and other recoveries consist of receivables on paid claims and outstanding claims, and are recognised as revenue when claims are paid or the outstanding claim is raised. Reinsurance receivables are discounted to present value consistent with the discounting of outstanding claims set out above.
Investment income
Interest income is recognised in the income statement on an effective interest method when the entity obtains control of the right to receive the revenue.
Realised gains and losses represent the change in value between the previously reported value and the amount received on sale of the asset. Unrealised gains and losses represent changes in the fair value of financial assets recognised in the period.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	6 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
Assets backing general insurance liabilities
The Company has determined that all assets are held to back general insurance liabilities on the basis that all assets of the Company are available for the settlement of claims if required.
The following policies apply:
Financial assets
Financial assets are designated at fair value through profit or loss. Initial recognition is at cost in the balance sheet and subsequent measurement is at fair value with any resultant unrealised gains or losses recognised in the income statement. Details of fair value for the different types of financial assets are listed below:
Cash and cash equivalents
Cash and cash equivalents comprise cash on hand that is available on demand and deposits held at call with financial institutions. Cash and cash equivalents are carried at fair value, being the principal amount. For the purposes of the cash flow statement, cash also includes other highly liquid investments not subject to significant risk of change in value.
Debt securities
Debt securities are initially recognised at fair value, representing the purchase cost of the asset exclusive of any transaction costs. Debt securities are subsequently measured at fair value, with any realised and unrealised gains or losses arising from changes in the fair value being recognised in the income statement for the period in which they arise. The fair value of a traded interest bearing security reflects the bid price at balance date. Interest bearing securities that are not frequently traded are valued by discounting the estimated recoverable amounts, using prevailing interest rates.
Taxes
Income tax
Income tax expense is the tax payable on taxable income for the current period based on the income tax rate for each jurisdiction, adjusted by changes in deferred tax assets and liabilities attributable to: (i) temporary differences between the tax bases of assets and liabilities and their balance sheet carrying amounts, and (ii) unused tax losses.
Deferred tax
Deferred tax assets and liabilities are recognised for temporary differences at the tax rates expected to apply when the assets are recovered or liabilities are settled, based on those tax rates which are enacted or substantively enacted for each jurisdiction.
The relevant tax rates are applied to the cumulative amounts of deductible and taxable temporary differences to measure the deferred tax asset or liability. An exception is made for certain temporary differences arising from the initial recognition of an asset or a liability. No deferred tax asset or liability is recognised in relation to these temporary differences if they arose in a transaction, other than a business combination, that at the time of the transaction did not affect either accounting profit or taxable profit or loss.
Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	7 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Taxes (continued)
Deferred tax liabilities and assets are not recognised for temporary differences between the carrying amount and tax bases of investments in controlled entities where the parent entity is able to control the timing of the reversal of the temporary differences and it is probable that the differences will not reverse in the foreseeable future.
The tax impact on income and expense items recognised directly in equity is also recognised directly in equity.
Tax Consolidation
AMP Limited, Church Bay Limited (formerly AMPG(1992) Limited) and certain other wholly owned controlled entities of AMP Limited comprise a tax-consolidated group of which AMP Limited is the head entity. The implementation date for the tax-consolidated group was 30 June 2003.
Under tax consolidation, AMP Limited as head entity, assumes the following balances from subsidiaries within the tax-consolidated group:
(i) Current tax balances arising from external transactions recognised by entities in the tax-consolidated group occurring after the implementation date, and;
(ii) Deferred tax assets arising from unused tax losses and unused tax credits recognised by entities in the tax-consolidated group occurring after the implementation date.
A tax funding agreement has been entered into by the head entity and the controlled entities in the tax-consolidated group. Controlled entities in the tax-consolidated group will continue to be responsible, by the operation of the tax funding agreement, for funding tax payments required to be made by the head entity arising from underlying transactions of the controlled entities. Controlled entities will make (receive) contributions to (from) the head entity for the balances recognised by the head entity described in (i) and (ii) above. The contributions will be calculated in accordance with the tax funding agreement.
Assets and liabilities which arise as a result of differences between the periods in which the underlying transactions occur, and the period in which the funding payments under the tax funding agreement are made, are recognised as intercompany balances receivable and payable in the balance sheet. The recoverability of balances arising from the tax funding arrangements is based on the ability of the tax-consolidated group to utilise the amounts recognised by the head entity.
Goods and services tax
All revenues, expenses and assets are recognised net of any GST paid, except where they relate to products and services which are input taxed for GST purposes or the GST incurred is not recoverable from the relevant tax authorities. In such circumstances, the GST paid is recognised as part of the cost of acquisition of the assets or as part of the particular expense.
Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from or payable to the tax authorities is included as a receivable or payable in the balance sheet.
Cash flows are reported on a gross basis reflecting any GST paid or collected. The GST component of cash flows arising from investing or financing activities which are recoverable from, or payable to, local tax authorities are classified as operating cash flows.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	8 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Foreign currency transactions and translation
Functional and Presentation currency
Items included in the financial statements are measured using the currency of the primary economic environment in which that entity operates (the functional currency). The presentation currency of this financial report, and the functional currency of the parent entity, is Australian dollars.
Transactions and balances
Income and expense items denominated in a currency other than the functional currency are translated at the spot exchange rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at balance sheet date, with exchange gains and losses recognised in the income statement. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.
Receivables
Receivables are financial assets and are measured at fair value. Given the short-term nature of most receivables, the recoverable amount approximates fair value.
Payables
Creditors and accruals are recognised as liabilities for amounts to be paid in the future for goods and services received, whether or not billed to the entity.
Amounts Due To or From Related Parties
Amounts are carried at fair value being nominal amounts due and payable. Interest is taken up as income on an accrual basis. A provision for impairment is recognised when there is objective evidence that the related party will not be able to pay its debt.
Issued Capital
Issued and paid up capital is recognised at the fair value of the consideration received by the company.
Any transaction costs arising on the issue of ordinary shares are recognised directly in equity as a reduction of the share proceeds received.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	9 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
2. CRITICAL ACCOUNTING JUDGEMENTS AND ESTIMATES
The Company makes estimates and assumptions in respect of certain key assets and liabilities. Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The key areas in which critical estimates and judgements are applied are described below.
(a) The ultimate liability arising from claims made under insurance contracts
Provision is made at the year end for the estimated cost of claims incurred but not settled at the balance sheet date, including the cost of claims incurred but not yet reported to the Company.
The estimated cost of claims includes direct expenses to be incurred in settling claims gross of the expected value of salvage and other recoveries. The Company takes all reasonable steps to ensure that it has appropriate information regarding its claims exposures. However, given the uncertainty in establishing claims provisions, it is likely that the final outcome will prove to be different from the original liability established.
The estimation of claims incurred but not reported (“IBNR”) is generally subject to a greater degree of uncertainty than the estimation of the cost of settling claims already notified to the Company, where more information about the claim event is generally available. IBNR claims may often not be reported to the insurer until many years after the events giving rise to the claims has happened. In calculating the estimated cost of unpaid claims the Company uses a variety of estimation techniques, generally based upon statistical analyses of historical experience, which assumes that the development pattern of the current claims will be consistent with past experience. Allowance is made, however, for changes or uncertainties which may create distortions in the underlying statistics or which might cause the cost of unsettled claims to increase or reduce when compared with the cost of previously settled claims including:
•	changes in the legal environment

•	changes in the economic environment

•	the impact of large losses

•	movements in industry benchmarks
A component of these estimation techniques is usually the estimation of the cost of notified but not paid claims. In estimating the cost of these the Company has regard to the claim circumstance as reported, any information available from loss adjusters and information on the cost of settling claims with similar characteristics in previous period.
Provisions are calculated gross of any reinsurance recoveries. A separate estimate is made of the amounts that will be recoverable from reinsurers based upon the gross provisions.
Details of specific assumptions used in deriving the outstanding claims liability at year-end are detailed below.
(b) Assets arising from reinsurance contracts
Assets arising from reinsurance contracts are also calculated using the above methods. In addition, the recoverability of these assets is assessed on a periodic basis to ensure that the balance is reflective of the amounts that will ultimately be received, taking into consideration factors such as counterparty and credit risk. Impairment is recognised where there is objective evidence that the Company may not receive amounts due to it and these amounts can be reliably measured.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	10 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
(c) Process used to determine assumptions
The company wrote one class of business: lenders mortgage insurance. Lenders mortgage insurance is short tail in nature, meaning that claims are typically settled within one year of being reported. Claims estimates are derived from analysis of the results of several different actuarial models. These models take past defaults and claim payments into account and assume that reported claims will develop steadily from period to period. Other models apply a loss ratio to each loan that reflects loan data, past claims experience and industry benchmarks.
A description of the processes used to determine these assumptions is provided below:
Average weighted term to settlement
The average weighted term to settlement is calculated separately by class of business based on historic settlement patterns.
Reinsurance percentage
The reinsurance percentage is calculated based on past reinsurance recovery rates and the structure of the reinsurance arrangements in place.
Discount rate
Discount rates derived from market yields on Commonwealth Government securities as at the balance date have been adopted.
Expense rate
Claims handling expenses are calculated based on projected costs of administering the remaining claims until expiry.
Average claim amount
The average claim amount is estimated by considering historical settlement amounts, industry benchmarks and sensitivity testing.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	11 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
(d) Sensitivity analysis — insurance contracts
Summary
The Company conducts sensitivity analyses to quantify the exposure to risk of changes in the key underlying variables. The valuations included in the reported results are calculated using certain assumptions about these variables as disclosed above. The movement in any key variable will impact the performance and equity of the Company. The tables below describe how a change in each assumption will affect the insurance liabilities and show an analysis of the sensitivity of the profit/(loss) to changes in these assumptions both gross and net of reinsurance.

Variable	Impact of movement in variable
Average weighted term to settlement	Expected payment patterns are used in determining the outstanding claims liability. A decrease in the average term to settlement rates would lead to claims being paid sooner than anticipated (increase in outstanding claims liability).

Reinsurance percentage	The company assumes money will be recoverable from reinsurers on future claims paid. A decrease in the reinsurance percentage would lead to a reduction in expected recoveries and an increase outstanding claims liability. Similarly, an increase in the reinsurance percentage would result in a reduction in the outstanding claims liability.

Discount rate	The outstanding claims liability is calculated by reference to expected future payments. These payments are discounted to adjust for the time value of money. An increase or decrease in the assumed discount rate will have an opposing impact on outstanding claims liability.

Expense rate	An estimate for the internal costs of administering claims is included in the outstanding claims liability. An increase or decrease in the expense rate assumption would have a corresponding impact on claims expense and outstanding claims liability.

Average claim amount	Average claim size is used in determining the outstanding claim liability. An increase or decrease in the average claim amount assumption would have a corresponding impact on the outstanding claims liability.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	12 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
2006

				Change in Shareholder
	Change in	Assumption at 12/06		Profit/(loss) (after tax)
Variable	Variable	Gross	Net	Gross $’000	Net $’000
Average weighted term to settlement	+0.5yr	1.06yr	1.02yr	—	—
	-0.5yr			—	—

Reins % (as % of Gross Outstanding	+1%	n/a	99.8%	—	—
Claims)	-1%			—	—

Discount Rate	+1%	5.9%	5.9%	—	—
	-1%			—	—

Expense Rate (as % of Outstanding	+1%	97%	83%	—	—
Claims)	-1%			—	—

Average Claim Amount	+10%	20,216	n/a	(3)	—
	-10%			3	—
2005

			Change in Shareholder
	Change in	Assumption at 12/05	Profit/(loss) (after tax)
Variable	Variable	Gross/Net	Gross $’000	Net $’000
Average weighted term to settlement	+0.5yr	1.06yr	1	—
	-0.5yr		(1)	—

Reins % (as % of Gross Outstanding Claims)	+1%	91.98%	—	—
	-1%		—	—

Discount Rate	+1%	5.19%	—	—
	-1%		—	—

Expense Rate (as % of Outstanding Claims)	+1%	163.9%	—	—
	-1%		—	—

Average Claim Amount	+10%	20,907	(4)	—
	-10%		4	—

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	13 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
3. INSURANCE CONTRACTS- RISK MANAGEMENT POLICIES AND PROCEDURES
The Company has an objective to control insurance risk thus reducing volatility. The company’s policies and procedures in respect of managing risks are set out in this note below.
a)	Objective in managing risks arising from insurance contracts and policies for mitigating those risks.
In accordance with Prudential Standards GPS 220 Risk Management and GPS 230 Reinsurance issued by the Australian Prudential Regulation Authority (APRA), the Boards and senior management have developed, implemented and maintain a sound and prudent Risk Management Strategy (RMS) and a Reinsurance Management Strategy (REMS).
The RMS and REMS identify the Company’s policies and procedures, processes and controls that comprise its risk management and control systems. These systems address all material risks, financial and non-financial, likely to be faced by the Company. Annually, the Board certifies to APRA that adequate strategies have been put in place to monitor those risks, that the Company has systems in place to ensure compliance with legislative and prudential requirements and that the Board has satisfied itself as to the compliance with the RMS and REMS. The RMS and REMS have been approved by the Board and APRA.
Key aspects of the processes established in the RMS to mitigate risks include:
•	A formal regular process of risk identification and evaluation, supplemented by a documented control assessment process, is completed by management and communicated to the Board in line with the Board approved Risk Management Strategy.

•	Actuarial models monitor claims patterns and other relevant statistics. Past experience and statistical methods are used as part of the process.

•	Reinsurance has been used to limit the Company’s exposure to large single sums. The REMS provides that exposures continue to be monitored and where feasible reinsurance be purchased as means of limiting risk.

•	The mix of investment assets is driven by the nature and term of the insurance liabilities.
b) Development of claims
There is a possibility that changes may occur in the estimate of our obligations at the end of a contract period. The tables in Note 15 show our estimates of total ultimate claims at successive year-ends.
c) Terms and conditions of insurance contracts
There is limited scope to improve the existing terms and conditions. The company is in orderly run off, and no new contracts are been entered into.
d) Concentration of insurance risk
The exposure to concentrations of insurance risk is able to be mitigated with the purchase of reinsurance where management believes that the price /risk transfer is suitable.
e) Interest rate risk
Interest rate risk arises to the extent that there is a mismatch between the fixed-interest portfolios used to back the outstanding claims liability and those outstanding claims. This is not considered to be significant.
f) Credit risk
There are no significant concentrations of credit risk.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	14 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
4. NET PREMIUM REVENUE

	2006	2005
	$’000	$’000

Movement in unearned premiums	7	22

Premium revenue	7	22
Outwards reinsurance premiums	1	3

Net premium revenue	6	19

5. NET CLAIMS INCURRED

	2006			2005
	Current	Prior		Current	Prior
	year	years	Total	year	years	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Gross claims expense
Gross claims incurred — undiscounted	—	(67)	(67)	—	(250)	(250)

Discount movement	—	—	—	—	—	—

	—	(67)	(67)	—	(250)	(250)

Reinsurance and other recoveries revenue
Reinsurance and other recoveries — undiscounted	—	13	13	—	(9)	(9)

Discount movement	—	—	—	—	—	—

	—	13	13	—	(9)	(9)

Net claims incurred	—	(54)	(54)	—	(259)	(259)

Current year claims relate to risks borne in the current financial year. Prior year claims relate to a reassessment of the risks borne in all previous financial years.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	15 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
6. NET INVESTMENT REVENUE

	2006	2005
	$’000	$’000

Investment income
Interest	416	384
Interest from related parties
— other related parties	84	1,122
Changes in fair value of investments
Unrealised	(5)	(9)

Total net investment revenue	495	1,497

7. OPERATING EXPENSES
Expenses by Nature

	2006	2005
	$’000	$’000

Net gain on foreign currency	16	(4)
Other management fees	100	150
External consultant costs	10	34
Other expenses	6	—

Total Expenses	132	180

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	16 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
8. INCOME TAX
(a) Analysis of income tax expense

	2006	2005
	$’000	$’000

Current tax	267	1,218
Decrease in deferred tax assets	9	24
Decrease in deferred tax liabilities	(165)	(765)
Over provided in previous years	—	5

Income tax expense	111	482

(b) Relationship between income tax expense and accounting profit
The table below provides a reconciliation of differences between prima facie tax calculated as 30% of the profit before income tax for the period and the actual income tax expense recognised in the income statement for the period.
In respect of income tax expense attributable to shareholders, the tax rate which applies in both
2006 and 2005 is 30% for Australia.

	2006	2005
	$’000	$’000
Operating profit before income tax	423	1,595

Prima facie income tax at the rate of 30%	127	479

Tax effect of differences between amounts of income and expenses recognised for accounting and the amounts deductible/assessable in calculating taxable income:
Non assessable income	(6)	(2)
Over provided in prior years — deferred tax balances	—	5
All Other items	(10)	—

Income tax expense per income statement	111	482

(c) Analysis of deferred tax asset
Amounts recognised in income:
- Indirect Claims Costs Adjustments	15	29
- Unrealised gains/losses	7	2

Total deferred tax assets	22	31

(d) Analysis of deferred tax liability
Amounts recognised in income
- Accrued Interest Receivable	13	178

Total deferred tax liability	13	178

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	17 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
9. SEGMENT REPORTING
Primary Segment
The Company operates predominantly in one geographical segment being Australia and one business segment, which is the provision of lenders mortgage insurance.
10. RECEIVABLES

	2006	2005
	$’000	$’000
Current

Interest free advance
- Other related parties	1	3,689
Interest receivable from related parties
- Other related parties	—	574
Other	39	19

Total receivables	40	4,282

11. REINSURANCE AND OTHER RECOVERIES

	2006	2005
	$’000	$’000
Expected future reinsurance recoveries undiscounted
- on outstanding claims	45	59
- Discount to present value	(1)	(2)

Reinsurance and other recoveries receivable	44	57

Reinsurance recoveries receivable-current	25	33
Reinsurance recoveries receivable- non current	19	24

	44	57

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	18 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
12. FINANCIAL ASSETS AT FAIR VALUE

	2006	2005
	$’000	$’000
Current
Quoted Investments- at fair value:
Government bonds	466	474

Total current investments	466	474

Non- Current
Unquoted Investments- at fair value:
Loans to related party	—	16,791

Total non-current investments	—	16,791

Total investments	466	17,265

13. OTHER ASSETS

	2006	2005
	$’000	$’000
Current deferred reinsurance premiums	1	1
Non-current deferred reinsurance premiums	—	1

Total current other assets	1	2

Deferred reinsurance premiums as at 1 January	2	5
Earning of reinsurance premiums	(1)	(3)

Deferred reinsurance premiums as at 31 December	1	2

14. UNEARNED PREMIUM LIABILITY

	2006	2005
	$’000	$’000
Current unearned premium	3	7
Non-current unearned premium	3	5

Total unearned premium	6	12

Unearned premium liability as at 1 January	12	34
Earning of premiums written in previous periods	(6)	(22)

Unearned premium liability as at 31 December	6	12

The unearned premium liability was found to be sufficient for the current and prior periods, as a result no unexpired risk liability has been raised.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	19 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
15. OUTSTANDING CLAIMS

	2006	2005
	$’000	$’000
Central estimate	95	146
Risk margin	2	17

	97	163
Discount to present value	(3)	(2)

Gross outstanding claims liability	94	161

Current	53	93
Non-current	41	68

Total outstanding claims	94	161

Process for determining risk margin
The risk margin was determined for each portfolio, allowing for the uncertainty of the outstanding claims estimate for each portfolio. A risk margin of 16% of net central estimate was applied, based on industry benchmarks for a portfolio of this size. Given the similar nature of business in the remaining portfolios no risk margin diversification has been allowed for.
Risk margins applied

	2006	2005
Direct insurance	16%	30%
Reconciliation of movement in discounted outstanding claims liability

	2006
	Gross	Reins	Net
	$000	$000	$000
Amount outstanding brought forward	161	57	104
less Claim payments/recoveries received in the period	—	—	—
Effect of change in discounting	4	2	2
Effect of change in assumptions	(71)	(15)	(56)

Outstanding amount carried forward	94	44	50

	2005
	Gross	Reins	Net
	$000	$000	$000
Amount outstanding brought forward	411	47	364
less Claim payments/recoveries received in the period	(140)	—	(140)
Effect of change in discounting	4	1	3
Effect of change in assumptions	(114)	9	(123)

Outstanding amount carried forward	161	57	104

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	20 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
Claims Development Table
Current year claims relate to risks borne in the current financial year. Prior year claims relate to a reassessment of the risks borne in all previous financial years.
The Company is closed to new business and there have been no new mortgage insurance contracts issued in the five years prior and to and including this report.
As described in Note 1, the outstanding claims liability is the best estimate of the present value of the expected future payments, after the inclusion of a risk margin. At each balance date, the amount of the liability is reassessed and it is likely that changes will arise in the estimates of liabilities. The table under shows the estimates of total ultimate claims at successive year ends.

	Net	Gross
	$000	$000
31 December 2001	170	31,568
31 December 2002	165	31,208
31 December 2003	155	31,151
31 December 2004	152	31,110
31 December 2005	150	31,116
31 December 2006	150	31,121
Current estimate of cumulative claims	150	31,121
Cumulative payments	149	31,075

Undiscounted central estimate	1	46

Effect of discounting	1	3

Discounted central estimate	—	43

Risk margin		2
Claims handling provision		49

Outstanding Claims as per the balance sheet		94

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	21 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
16. PAYABLES

	2006	2005
	$’000	$’000
Current
Other creditors	9	9
Other borrowings from related parties - other related parties	3	—

	12	9

17. ISSUED CAPITAL

	2006	2005
	$’000	$’000
Paid up capital

62,526,468 ordinary shares at $0.67 each (2005:62,526,468 ordinary shares at $1 each)	41,784	62,526

Movement in share capital
Balance beginning of the year	62,526	62,526
Capital return 62,526,468 shares at $0.33 each	(20,742)	—

	41,784	62,526

Rights attaching to Ordinary Shares
Ordinary shares attract the following rights:
(a)	to receive notice of and to attend and vote at all general meetings of the Company;

(b)	to receive dividends; and

(c)	in a winding up, to participate equally in the distribution of the assets of the Company (both capital and surplus), subject only to any amounts unpaid on the Share.
18. FRANKING ACCOUNT
The AMP Limited group entered into Tax Consolidation during 2003. Under Tax Consolidation, the franking account balances for group companies were transferred to the Head Entity, AMP Limited.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	22 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
19. KEY MANAGEMENT PERSONNEL
The following individuals were the key management personnel of Church Bay Limited (formerly AMPG(1992) Limited), for the current and prior reporting periods (unless stated otherwise):

Peter Clarke
Richard Grellman
Peter Hodgett (Alternate for Andrew Mohl)
Andrew Mohl
William Roberts
Bruce Robertson	Resigned 09 May 2005
Felix Zaccar
The following table provides aggregate details of the compensation of key management personnel of Church Bay Limited (formerly AMPG(1992) Limited).

	Short-term	Post-	Other long-		Share-
	employee	employment	term	Termination	based
Year	benefits	benefits	benefits	benefits	payments	Total
	$	$	$	$	$	$
2006	6,306,101	205,061	—	—	2,318,215	8,829,377
2005	5,737,253	254,791	—	—	2,079,046	8,071,090
Key management personnel disclosed above, also provided services to other related entities during the year. The above remuneration amounts include all amounts paid for services rendered to related entities and those services rendered to Church Bay Limited (formerly AMPG(1992) Limited).
20. AUDITOR’S FEES
Auditors’ remuneration for the year ended 31 December 2006 is paid on the Company’s behalf by a controlled entity within the AMP Limited Group.
21. CONTINGENT LIABILITIES
There are no contingent liabilities as at 31 December 2006 (2005: Nil).
22. RELATED PARTIES
Transactions between Church Bay Limited (formerly AMPG(1992) Limited) and other related parties during the financial year consisted of:
•	Interest receivable on loans to related parties

•	Payment of management fees for services provided
Controlling Entity
The immediate parent entity is Shelly Bay Holdings Ltd (formerly AMP General Insurance Holdings Limited). AMP Limited is the ultimate parent entity.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	23 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
22. RELATED PARTIES (continued)
Directors
The directors of the Company during the financial year, and the dates of appointments and resignations during the year are:
P W Clarke
R J Grellman
P M Hodgett (Alternate for A M Mohl)
A M Mohl
W K Roberts
F Zaccar
Other Transactions
The directors and their director related entities receive normal dividends on their ordinary share holdings in AMP Limited.
Other transactions with directors of the Company and their director-related entities.
During the year, transactions were entered into between Directors or their Director related entities and entities within the AMP Limited Group. These transactions are within a normal employee, customer or supplier relationship on terms and conditions no more favourable than those available to other employees, customers or members (unless otherwise described below) and include:
•	normal personal banking with AMP Bank Limited including the provision of credit cards;

•	the purchase of AMP superannuation and related products;

•	Financial investment services;

•	Other advisory services.
These transactions do not have the potential to adversely affect the decisions about the allocation of scarce resources made by users of AMP’s financial statements, or discharge of accountability by the Directors. The transactions are considered to be trivial or domestic in nature.
Transactions within the wholly owned group
The aggregate amounts brought to account in respect of the following types of transactions and each class of related party involved were:
AMP Services Limited and Enstar Australia Limited (formerly Cobalt Solutions Australia Limited), both related entities within the wholly owned group, provide operational and administrative (including employee related) services to the entity. The services provided are in the normal course of the business and are on normal commercial terms and conditions.
The Company settled an interest-bearing loan to AMP Finance Services Limited, a related entity within the wholly owned group. This transaction was made under normal terms and conditions.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	24 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
22. RELATED PARTIES (continued)
Amounts attributable to transactions with entities in the wholly-owned group
Operating profit before income tax for the financial year includes aggregate amounts attributable to transactions in respect of:

	2006	2005
	$	$
Interest Revenue — other related parties	84,224	1,121,723
Management Expense — other related parties	100,000	150,000

Amounts receivable from and payable to entities in the wholly-owned group

Aggregate amounts receivable at balance date from:

Current
Interest receivable — other related parties	1,000	574,455
Loan — other related parties	—	3,689,810

Non Current
Loan — other related parties	—	16,791,000

Aggregate amounts payable at balance date from:

Current
Payables — other related parties	3,000	—

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	25 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
23. CASH FLOW RECONCILIATION

	2006	2005
	$’000	$’000
(i) Reconciliation of cash

Cash balance comprises:
Cash at call	729	3,108
Cash on deposit	6,126	4,289

	6,855	7,397

(ii) Reconciliation of net cash flows from operating activities to operating profit after income tax

Operating profit after income tax	312	1,113

Changes in net market value of investments	5	9
FX Gains & Losses	16	(4)
Changes in assets and liabilities net of the effects of acquisitions:
(Increase)/ decrease in receivables and other assets	277	(1,090)
(Increase)/ decrease in reinsurance and other recoveries receivable	16	(6)
Increase/(decrease) in payables	3	9
Increase/(decrease) in current tax liabilities	(941)	1,218
(Decrease)/ increase in unearned premiums	(7)	(22)
(Decrease)/ increase in outstanding claims	(67)	(250)
(Decrease)/ increase in deferred tax liabilities net of future tax benefit	(156)	(470)

Net cash inflows / (outflows) from operating activities	(542)	507

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	26 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
24. FINANCIAL INSTRUMENTS
(a) Net fair values
The recorded net market value equates to net fair value for listed and unlisted debt and equity securities. For the following financial instruments, the cost carrying amount is considered to equate to their net fair value:
•	Cash

•	Cash on deposit — short term

•	Investment income accrued

•	Reinsurance & other recoveries

•	Government security

•	Loans to related company

•	Other creditors and accruals
(b) Special terms and conditions
All financial investments of the Company are held or issued on normal commercial terms at market rates of interest. There are no special terms or conditions affecting the nature and timing of the financial instruments not otherwise disclosed in these accounts. An interest-free advance has been made to the immediate parent entity. All other loans have been issued on normal commercial terms.
(c) Credit risk
Trading investments are recorded in the accounts at net market value, which represents the Company’s exposure to credit risk in relation to these instruments.
Credit risk in trade receivables is managed by analysing the credit ratings of the underlying debts.
(d) Interest rate risk on financial instruments
The accounting policy notes describe the policies used to measure and report the assets and liabilities of the Company. Where the applicable market value is determined by discounting future cash flows, movements in interest rates will result in a reported unrealised gain or loss in the profit and loss account.
The Company seeks to reduce its interest rate risk through the use of investment portfolios as a hedge against the insurance liabilities of the Company. To the extent that these assets and liabilities can be matched, unrealised gains or losses on revaluation of liabilities resulting from interest rate movements will be offset by unrealised losses or gains on revaluation of investment assets.
The Company’s exposure to interest rate risks and the effective interest rates of financial assets and liabilities at the reporting date, are as follows:

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	27 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006

For the year ended 2006		Fixed interest rate
		Maturing in
	Floating	0-1	1 - 5	Non	Total	Weighted
	Interest	year	years	Interest		Average
	Rate			Bearing		Interest
	$’000	$’000	$’000	$’000	$’000	rate

Financial Assets
Cash	729	—	—	—	729	3.90%
Cash on deposit — short term	—	6,126	—	—	6,126	6.27%
Receivables — related parties				1	1
Investment income accrued	—	—	—	39	39
Reinsurance & other recoveries	—	—	—	44	44
Government security	—	466	—	—	466	6.35%

Total Financial Assets	729	6,592	—	84	7,405

Financial Liabilities
Other creditors	—	—	—	12	12

Total Financial Liabilities	—	—	—	12	12

For the year ended 2005		Fixed interest rate
		Maturing in
	Floating	0-1	1 - 5	Non	Total	Weighted
	Interest	year	years	Interest		Average
	Rate			Bearing		Interest
	$’000	$’000	$’000	$’000	$’000	rate

Financial Assets
Cash	3,108	—	—	—	3,108	3.73%
Cash on deposit — short term	—	4,289	—	—	4,289	5.26%
Investment income accrued	—	—	—	593	593
Reinsurance & other recoveries	—	—	—	57	57
Government security	—	474	—	—	474	6.62%
Loans to Related Company	—	—	16,791	3,689	20,480	6.79%

Total Financial Assets	3,108	4,763	16,791	4,339	29,001

Financial Liabilities
Other creditors	—	—	—	9	9

Total Financial Liabilities	—	—	—	9	9

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	28 of 30

Church Bay Limited (formerly AMPG(1992) Limited)
Notes to the financial statements for the year ended 31 December 2006
25. CAPITAL ADEQUACY

	2006	2005
	$’000	$’000
Tier 1 Capital

Paid up ordinary shares	41,784	62,526
Retained earnings	(35,069)	(36,183)
Current year earnings	312	1,113
Less: Deductions	9	—

Net tier 1 capital	7,018	27,456

Net tier 2 capital	—	—

Total capital base	7,018	27,456

Minimum capital requirement	5,000	8,247

Capital adequacy multiple	1.40	3.33
The entity complies with Prudential Standard GPS110 and the requirements set out in its insurance license.

Church Bay Limited (formerly AMPG(1992) Limited) ABN 42 000 488 362	29 of 30

Report of Independent Auditors
The Board of Directors of Church Bay Limited (formerly AMPG (1992) Limited)
We have audited the accompanying balance sheets of Church Bay Limited (formerly AMPG (1992) Limited) as of December 31, 2006 and 2005, and the related income statements, statements of changes in equity, and cash flow statements for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Church Bay Limited (formerly AMPG (1992) Limited) at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
/s/ Ernst & Young
Sydney, Australia
May 15, 2008
Liability limited by a scheme
approved under Professional
Standards Legislation